Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249585), Form S-3 (No. 333-230495) and Form S-8 (No. 333-204459) of Kandi Technologies Group, Inc. of our report dated March 15, 2022, relating to the consolidated financial statements, and the effectiveness of Kandi Technologies Group, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Paris, Kreit & Chiu CPA LLP

Paris, Kreit & Chiu CPA LLP

New York, New York

March 15, 2022